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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The Bon-Ton Stores, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-43105, 33-51954, 333-36633, 333-36661, 333-36725,
333-46974, 333-65120, 333-118700, and 333-139107), and Form S-3 (File No.
333-112425) of The Bon-Ton Stores, Inc. of our reports dated April 17, 2007, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of February 3, 2007 and January 28, 2006, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 3, 2007, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 and the effectiveness of internal control over financial reporting as of February 3, 2007, which reports appear in the February 3, 2007 annual report on Form 10-K of The Bon-Ton Stores, Inc. Our report dated April 17, 2007 on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123R "Share-Based Payment," effective January 29, 2006, and Statement of Financial Accounting Standards No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," effective February 3, 2007.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 17, 2007